SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K12G3

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2001

SUZY-PATH, CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25489	88-0499493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6767 W. Tropicana Avenue, Suite 207 Las Vegas, Nevada	89103

(Address of principal executive offices)	(Zip Code)

Bahamas Enterprises, Inc.
6767 W. Tropicana Avenue, Suite 207
Las Vegas, Nevada 89103

(Former name and address of predecessor registrant)

ITEM 5. OTHER EVENTS

     Pursuant to Articles and Plan of Merger by and between Bahamas Enterprises, Inc., a Nevada corporation and Suzy-Path, Corp., a Nevada corporation and Articles and Plan of Merger by and between Suzy-Path, Corp., a Nevada corporation and Domain Registration, Corp. a Nevada corporation, Domain Registration, Corp., a Nevada corporation, will become the successor company (successor by merger — acquisition of assets) to this registrant in connection with the acquisition of all of the assets subject to the liabilities and obligations of each of Bahamas Enterprises, Inc. and Suzy-Path, Corp.

     The transaction was approved by the unanimous consent of the board of directors of Bahamas Enterprises, Inc. and the majority of the shareholders of Bahamas Enterprises, Inc. on September 26, 2001. The transaction was also approved by the unanimous consent of the Board of Directors of Suzy-Path, Corp. and Domain Registration, Corp. on September 26, 2001 and by the majority of the shareholders of Suzy-Path, Corp. on September 26, 2001 and the sole shareholder of Domain Registration, Corp. on September 26, 2001.

     The merger became effective on October 9, 2001.

     Upon effectiveness of the merger, pursuant to Rule 12g-3(a) of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, this Registrant elects to become the successor issuer to Bahamas Enterprises, Inc. for reporting purposes under the Securities Exchange Act of 1934, as amended, and elects to report under the Exchange Act.

     Suzy-Path, Corp. and its wholly-owned subsidiary, Domain Registration, Corp., the successor company, is a service organization who collects a selling commission for referring customers to third party providers of domain registration services, web hosting services and e-commerce services. Giving effect to the merger, the assets and liabilities of the going business(es) will be or are now conducted by Domain Registration, Corp.

     This current report on Form 8K12G3 will be this registrant’s only filing with the Securities and Exchange Commission under the name Suzy-Path, Corp. Future Securities and Exchange Commission filings will be made under the name Domain Registration, Corp. who will file its Form 8K12G3 as successor issuer to Suzy-Path, Corp.

ITEM 7. EXHIBITS

2.1	Articles and Plan of Merger of Bahamas Enterprises, Inc. into Suzy-Path, Corp.; and

2.2	Articles and Plan of Merger of Suzy-Path, Corp. into Domain Registration, Corp. into Domain Registration, Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2001	SUZY-PATH, CORP.

	By:	/s/ Amy Hadley

Amy Hadley, President